                               PJ AMERICA, INC.
                           SCHEDULE OF NET EARNINGS
                                 EXHIBIT 99.2

(In thousands, except per share amounts)

                                       June 5 - July 6,
                                           1997 (1)
                                       ----------------

Restaurant sales                                $ 3,999

Costs and expenses:
  Costs of sales                                  1,240
  Salaries and benefits                           1,028
  Other operating expenses                          998
                                       ----------------
                                                  3,266

  General and administrative expenses               200
  Depreciation and amortization                     104
                                       ----------------
Total costs and expenses                          3,570

Operating income                                    429
Other income                                         59
                                       ----------------
Income before income taxes                          488
Income tax expense                                  180
                                       ----------------
Net income                                      $   308
                                       ================
Net income per share                            $  0.06
                                       ================
Weighted average shares outstanding               5,170
                                       ================

(1) Represents the results of operations of the Company from June 5, 1997 (date of merger with OPD) through July 6, 1997.